Exhibit (a)(2)

LETTER OF TRANSMITTAL

i2 TELECOM INTERNATIONAL, INC.

TENDER OF OUTSTANDING WARRANTS PURSUANT TO

THE OFFER TO EXCHANGE

WARRANTS FOR SHARES OF

COMMON STOCK OR FOR REPRICING

DATED July 1, 2009

 THE RIGHT TO TENDER WARRANTS PURSUANT TO

THE OFFER WILL COMMENCE ON July 1, 2009 AND

WILL EXPIRE AT 5:00 P.M., ATLANTA TIME,

ON JULY 31, 2009 UNLESS THE OFFER IS

EXTENDED BY  i2 TELECOM INTERNATIONAL, INC.

Deliver to:

If by e-mail:	If by facsimile (fax):	If by mail:
parena@i2telecom.com	(770) 663-8282	i2 Telecom International, Inc. c/o Paul R. Arena 5070 Old Ellis Pointe, Suite 110 Roswell, GA 30076

If you wish to tender your eligible warrants for exchange, you must properly complete, sign and return to us the signature page to this Letter of Transmittal either (1) electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated above; (2) by facsimile transmission to the fax number indicated above; or (3) by mail to the address provided above. In any event, this Letter of Transmittal must be received by i2 Telecom International, Inc. (“i2 Telecom”) no later than 5:00 P.M., Atlanta Time on July 31, 2009 (or such later date and time to which we extend the Offer).

Capitalized terms not otherwise defined in this Letter of Transmittal have the same meaning as in the Offer to Exchange Warrants for Shares of Common Stock or For Repricing, referred to as the “Offer to Exchange.”

You are not required to tender your eligible warrants. If you elect to participate in the Offer, you may tender all of your eligible warrants or a portion of your eligible warrants for shares or repricing of the exercise price. If you elect to participate in the Offer, you must indicate below in each section any warrants you are exchanging for shares and separately how many warrants you are exchanging for repricing of the exercise price. By signing and returning this Letter of Transmittal, you hereby tender the eligible warrants designated below.

If you intend to exchange eligible warrants for shares through the Offer, you must complete the table below.

DESCRIPTION OF WARRANTS SURRENDERED FOR EXCHANGE FOR SHARES

Name(s) and Address(es) of Registered Holder(s)	Warrants(s) Being Surrendered for Shares (Attach signed additional list if necessary)
	Date of Warrant Agreement(s)	Total Number of Shares for which Warrants are Exercisable under such Agreement(s)	Number of Shares Being Surrendered under such Agreement(s) for the issuance of Shares of Common Stock

Total Warrants

If you intend to exchange eligible warrants through the Offer for repricing of the exercise price, you must complete the table below.

DESCRIPTION OF WARRANTS SURRENDERED FOR EXCHANGE FOR

REPRICING OF THE EXERCISE PRICE

Name(s) and Address(es) of Registered Holder(s)	Warrants(s) Being Surrendered for Repricing (Attach signed additional list if necessary)
	Date of Warrant Agreement(s)	Total Number of Shares for which Warrants are Exercisable under such Agreement(s)	Number of Shares Being Surrendered under such Agreement(s) for the Repricing of the Exercise Price

Total Warrants

☐	This Letter of Transmittal is being submitted to replace a previously submitted Notice of Withdrawal.

You should rely only on the information contained in the Offer to Exchange, this Letter of Transmittal, or in documents to which we have referred you. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your eligible warrants pursuant to the Offer. If anyone makes any such recommendation, you must not rely upon that recommendation as having been authorized by us.

If you properly complete and deliver this Letter of Transmittal by e-mail, facsimile or by mail prior to the expiration of the Offer you will receive a confirmation of receipt via an e-mail. It is important that you provide us your e-mail address on the Signature Page of this Letter of Transmittal. We recommend that you keep a copy of your completed Letter of Transmittal and your confirmation e-mail for your records.

IMPORTANT NOTE:  If you tender eligible warrants by submitting this Letter of Transmittal, any withdrawal of your election via submission of a properly completed and executed Withdrawal Letter must be submitted using the same method you used to submit this Letter of Transmittal. Regardless of the method you use to tender eligible warrants, you do not need to provide information or documents via another method as well.

*  *  *  *  *

To i2 Telecom International, Inc.:

By completing and delivering this Letter of Transmittal, I hereby tender to i2 Telecom International, Inc. (“i2 Telecom”) the number of eligible warrants to purchase shares of Common Stock of i2 Telecom as indicated on the second page hereof in exchange for (i) unregistered, shares of Common Stock and/or (ii) repricing of the exercise price of the eligible warrants upon the terms and subject to the conditions set forth in the Offer to Exchange Warrants for Shares of Common Stock or For Repricing dated July 1, 2009 (the “Offer to Exchange”), receipt of which I hereby acknowledge, and this Letter of Transmittal (which together constitute the “Offer”).

Subject to, and effective upon, acceptance for exchange of the eligible warrants tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), (i) if I have elected to tender my eligible warrants for shares as indicated on the second page hereof then I hereby sell, assign and transfer to, or upon the order of, i2 Telecom, all right, title and interest in and to all the eligible warrants that are being tendered hereby, and (ii) if I have elected to tender my eligible warrants for repricing as indicated on the second page hereof then I hereby understand that those warrants will remain the same other than the exercise price, which will become $0.50 per share. I hereby acknowledge that if I tender all of my eligible warrants for shares, these warrants will be canceled and forfeited upon acceptance by i2 Telecom. Further, I hereby acknowledge that if I tender less than all of my eligible warrants for shares or I tender my warrants for repricing, this Letter of Transmittal constitutes written notice under my warrant agreement(s) for the number of eligible warrants I am hereby tendering for shares or an amendment to change the exercise price to $0.50 per share. The remaining eligible warrants that I do not tender will continue to be subject to the applicable warrant agreement(s). I will receive a stock certificate for the shares of restricted Common Stock being issued to me in exchange for the eligible warrants. I acknowledge that i2 Telecom has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the Offer.

Except by delivery of a Withdrawal Letter prior to the expiration of the Offer as stated in the Offer to Exchange, this tender is irrevocable.

By execution hereof, I acknowledge and agree that:

1.

tendering my eligible warrants pursuant to the procedures described in Section 3 of the Offer to Exchange and the instructions hereto will constitute my acceptance of the terms and conditions of the Offer;

2.

i2 Telecom’s acceptance for exchange of eligible warrants tendered pursuant to the Offer will constitute a binding agreement between i2 Telecom and me upon the terms and subject to the conditions of the Offer;

3.

all information I provide in the Letter of Transmittal is being given with my consent for the express purpose of participating in the Offer and i2 Telecom may share any such information with third parties to the extent necessary to effect my participation in the Offer, including, without limitation, the grant of shares to me in exchange for my tendered eligible warrants;

4.	the Offer is subject to the terms and conditions described in the Offer to Exchange;
5.

i2 Telecom may amend the Offer at any time and, upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, i2 Telecom may terminate the Offer and, in any such event, if the eligible warrants tendered herewith are not accepted for exchange, they will be retained by me;

6.

my eligible warrants will only be accepted for exchange if they (i) are properly elected for exchange hereunder, (ii) are still outstanding and have not been exercised and have not expired or otherwise terminated when the Offer expires on the Offer expiration date, expected to be July 31, 2009, unless extended; and (iii) I have not validly withdrawn my tender of eligible warrants before the Offer expires;

7.	if I am tendering my eligible warrants for repricing of the exercise price, then this Letter of Transmittal acts as an amendment to change the exercise price of the warrants to $0.50 per share; and
8.

if I currently hold registration rights with respect to the shares underlying my eligible warrants and I am electing to exchange any of my warrants for shares, then my registration rights will terminate with respect to those shares.

Further, I hereby represent and warrant to i2 Telecom the following:

1.	I have all requisite legal power and authority to execute and deliver this Letter of Transmittal, and to carry out and perform my obligations under the terms of this Letter of Transmittal;
2.

I have full power and authority to tender the eligible warrants tendered herewith and that, when and to the extent the same are accepted for exchange by i2 Telecom, such warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. No claim has been asserted by any person to the ownership of any of the eligible warrants;

3.	I will, upon request, execute and deliver any additional documents deemed by i2 Telecom to be necessary or desirable to the warrants tendered;
4.

this Letter of Transmittal constitutes a valid and binding obligation, enforceable against me in accordance with its terms, except as provided herein if I later withdraw my tender of eligible warrants by properly executing and sending to you a Withdrawal Letter;

5.

no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on my part is required in connection with the consummation of the transactions contemplated by this Letter of Transmittal;

6.

the execution, delivery and performance of and compliance with this Letter of Transmittal, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract or an event that results in the creation of any lien, charge or encumbrance upon any of my assets;

7.

I understand that the shares of Common Stock which I will receive upon tender of my eligible warrants for shares have not been, and will not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act of 1933. I understand that the shares are “restricted securities” under applicable U.S. federal and state securities laws. I understand that the shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

; and

8.

I understand that the public trading price of i2 Telecom Common Stock will vary from time to time during the Offer period and after the Offer expires at 5:00 P.M., Atlanta time, on July 31, 2009 (or such later date and time to which i2 Telecom extends the offer), such that the public trading price of i2 Telecom Common Stock could increase at some time during the Offer period or after the date my tendered eligible warrants are canceled pursuant to the Offer resulting in my financial position being less advantageous than if I had not accepted the Offer. By tendering the eligible warrants, I agree to hold i2 Telecom harmless for any actual or perceived loss suffered by me as a result of the variance in the public trading price of i2 Telecom Common Stock during the Offer period and after expiration of the Offer;

The Offer is not being made to, nor will any tender of eligible warrants be accepted from or on behalf of, eligible warrant holders in any jurisdiction in which the making of this Offer or the acceptance of any tender of eligible warrants would not be in compliance with the laws of such jurisdiction.

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i2 TELECOM INTERNATIONAL, INC. LETTER OF TRANSMITTAL

SIGNATURE PAGE

By delivery and execution hereof, I hereby agree to all the terns and conditions of the Offer.

Please sign and date in the spaces provided below. It is important that you provide us your e-mail address in the space provided below.

I hereby tender the eligible warrants designated on the cover page of this Letter of Transmittal.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized

Signatory — See Instructions 1 and 3)

Date: _________________, 2009

Print Name:

Division/Title:

Home Address:

Home Telephone No. (with area code):

Work Telephone No. (with area code):

E-mail Address:

Capacity (if applicable See Instruction 3.):

INSTRUCTIONS FORMING PART OF THE TERMS AND

CONDITIONS OF THE OFFER

1. Delivery; Letter of Transmittal; Withdrawal Letter.  You may tender your eligible warrants by completing this Letter of Transmittal, signing it and sending the properly completed and signed form to us by one of three methods described below. For your tender to be effective, we must receive your properly completed and signed Letter of Transmittal before the expiration of the Offer.

•

Tender by e-mail.  You may tender your eligible warrants by e-mail by sending this properly completed and signed Letter of Transmittal by e-mail as an attachment in Adobe PDF format to the following e-mail address: parena@i2telecom.com. You may submit this Letter of Transmittal by e-mail 24 hours a day, 7 days a week, at any time until the expiration of the Offer.

•

Tender by facsimile (fax).  You may also tender your eligible warrants by transmitting this properly completed and signed Letter of Transmittal to us by facsimile (fax) to the following number: (770) 663-8282. You may submit this Letter of Transmittal by fax 24 hours a day, 7 days a week, at any time until the expiration of the Offer.

•

Tender by mail.  You may also tender your eligible warrants by transmitting this properly completed and signed Letter of Transmittal to us by mail at the following address: i2 Telecom International, Inc., c/o Paul R. Arena, 5070 Old Ellis Pointe, Suite 110, Roswell, GA 30076

If you tender your eligible warrants but then wish to withdraw from the Offer, you may do so at any time prior to 5:00 P.M., Atlanta time on July 31, 2009 (or such later date and time to which we extend the Offer). If you tender eligible warrants by submitting this Letter of Transmittal, any withdrawal of your election via submission of a properly completed and executed Withdrawal Letter MUST be submitted using the same method you used to submit this Letter of Transmittal.

The method of delivery of all documents, including this Letter of Transmittal, is at the election and risk of the tendering warrant holder. In all cases, you should allow sufficient time to ensure timely delivery to ensure the Letter of Transmittal is received by 5:00 P.M., Atlanta time, on July 31 2009 (or such later date and time to which we extend the Offer). If you deliver the Letter of Transmittal electronically via e-mail or by fax we recommend that you confirm that you have received a confirmation of receipt via e-mail.

2. Partial Tenders.  You are not required to tender your eligible warrants. If you elect to participate in the Offer, you may tender allof your eligible warrants or a portion of your eligible warrants for shares or repricing. If you tender only a portion of your eligible warrants for shares or repricing, the remaining eligible warrants that you do not tender will continue to be subject to the applicable warrant agreement(s).

3. Signatures On This Letter Of Transmittal.  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter of Transmittal.

4. Requests For Assistance.  If you have questions about which of your warrants are eligible for the Offer or about tendering your eligible warrants, please contact Paul Arena, Chief Financial Officer, at (404) 567-4750 during regular business hours through July 31, 2009 (or such later date to which we extend the Offer).

5. Determination of Validity; Rejection of Warrants; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine all questions as to whether anyone who has chosen to tender eligible warrants has tendered eligible warrants (as is required by the terms of the Offer to Exchange) and the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Withdrawal Letters. Our determination of these matters will be final and binding on all parties. We may reject any Letter of Transmittal, Withdrawal Letter, or eligible warrants tendered to the extent that we determine they were not properly delivered or to the extent that we determine it would be unlawful to accept the tendered eligible warrants. We may waive any defect or irregularity in any Letter of Transmittal or Withdrawal Letter with respect to any particular eligible warrants or any particular warrant holder. No eligible warrants will be properly tendered until all defects or irregularities have been cured by the warrant holder tendering the eligible warrants or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any eligible warrants, and no one will be liable for failing to give notice of any defects or irregularities.

6. Important Tax Information.  Please refer to Section 13 of the Offer to Exchange for important tax information in connection with participating in the Offer.